Exhibit 10.4

PLEDGE AGREEMENT

Pledge Agreement (the "Pledge Agreement"), dated the 16th day of July, 2010, is made by GFN North America Corp., a Delaware corporation (the "Pledgor"), in favor of PNC Bank, National Association ("PNC"), as administrative and collateral agent for the Lenders (as hereinafter defined) (in such capacity, the "Agent").

W I T N E S S E T H:

WHEREAS, Pac-Van, Inc., an Indiana corporation ("Pac-Van") and the other Borrowers party thereto, the Pledgor and the other Guarantors party thereto, PNC, and various other financial institutions from time to time (PNC and such other financial institutions are each, a "Lender" and collectively, the "Lenders"), Pac-Van Asset Trust, a Delaware statutory trust and Agent have entered into that certain Revolving Credit and Security Agreement, dated of even date herewith (as may be amended, restated, modified or supplemented from time to time, the "Credit Agreement"), which is incorporated by reference thereto, pursuant to which the Borrowers, the Guarantors, Lenders and Agent agreed, among other things, that Lenders shall extend credit to the Borrowers as set forth in the Credit Agreement; and

WHEREAS, Lenders have required, as a condition to their making the Advances (as defined in the Credit Agreement) pursuant to the Credit Agreement, that Pledgor create a security interest in and pledge all of its issued and outstanding capital stock in Pac-Van to Agent (for its benefit and for the benefit of Lenders) under the terms and conditions set forth herein; and

WHEREAS, in consideration of the Obligations (as defined in the Credit Agreement), Pledgor has agreed to create such a security interest and pledge all of its capital stock in Pac-Van to Agent (for its benefit and for the benefit of Lenders) under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make the Advances pursuant to the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Agent as follows:

1. Defined Terms.  Unless otherwise defined herein, terms defined in the Credit Agreement shall have such defined meanings when used herein.

2. Pledge.  As collateral security for the prompt and complete payment of all Obligations, Pledgor hereby pledges to Agent (for its benefit and for the benefit of Lenders) its right, title and interest in and to all of the issued and outstanding capital stock of Pac-Van owned by it, as described on Exhibit A attached hereto and made a part hereof (which Exhibit shall be and shall be deemed to be updated upon the issuance of any additional capital stock), now or hereinafter acquired (the "Pledged Interests"), and hereby grants to Agent a first Lien on its right, title and interest in and to the Pledged Interests, the interest thereon and all products, proceeds, substitutions, additions, dividends and other distributions in respect thereof, and all books, records, and papers relating to the foregoing (all of which are referred to herein as the "Collateral").  The share certificates collectively representing all of the Pledged Interests in Pac-Van now or hereinafter acquired, together with a transfer power with respect to each share certificate duly signed in blank by Pledgor, as transferor, shall be delivered by Pledgor to Agent (for its benefit and for the benefit of Lenders) contemporaneously with the execution of this Pledge Agreement and with any acquisition of additional capital stock of Pac-Van by Pledgor that is represented by a new share certificate.

3. Rights of Pledgor.  Prior to the occurrence and continuance of an Event of Default under the Credit Agreement, Pledgor shall have all voting and other rights, powers, privileges and preferences pertaining to the Collateral (including, without limitation, the right to receive all proceeds, dividends and distributions in respect thereof), subject to the terms of this Pledge Agreement, and Agent (for its benefit and for the benefit of Lenders) shall not be entitled to any of such rights by reason of its possession of the Pledged Interests.

4. Covenants of Pledgor.  Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, (ii) create or permit to exist any Lien, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the Lien under this Pledge Agreement and Permitted Encumbrances, (iii) file any affidavit for replacement of lost stock certificates, or (iv) vote the Collateral in favor of or consent to any resolution which might result in any restrictions upon the sale, transfer or disposition of the Collateral.  Pledgor further agrees that it will take all actions necessary to cause Pac-Van not to issue any capital stock or other securities in addition to or in substitution for the Collateral or exercise any right with respect to the Collateral which would adversely affect Agent's rights in the Collateral.  Pledgor further agrees to execute all such instruments, documents, and papers, and will do all such acts as Agent may request from time to time to carry into effect the provisions and intent of this Pledge Agreement, including, without limitation, the execution of stop transfer orders, transfer powers and other instruments of assignment executed in blank, and will do all such other acts as Agent may request with respect to the perfection and protection of the Lien granted herein and the assignment effected hereby.

5. Release of Collateral.  Subject to any sale or other disposition by Agent of the Collateral in accordance with the terms hereof, promptly after payment in full and the satisfaction of all of the Obligations and the termination of the Credit Agreement, this Pledge Agreement shall terminate, Agent shall file, if applicable, UCC-3 financing statements to release the Liens granted hereunder and the Collateral shall be returned to Pledgor.

6. Rights of Agent.  If an Event of Default has occurred and is continuing, Agent may, without notice, exercise all rights, privileges or options pertaining to any Collateral as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

7. Remedies.  If an Event of Default has occurred and is continuing and in the event that any portion of the Obligations becomes due and payable, Agent (for its benefit and for the benefit of Lenders), without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more transactions at public or private sale or sales, at any exchange, broker's board or at any of Agent's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right of Agent upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right of equity of redemption in Pledgor, which right or equity is hereby expressly waived or released.  Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of Agent hereunder, including attorneys' fees and legal expenses, to the payment in whole or in part of the Obligations in such order as Agent may elect, Pledgor remaining liable for any deficiency remaining unpaid after such application, and only after the application of such net proceeds and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to Pledgor.  Pledgor agrees that Agent shall give at least ten (10) Business Days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notification is reasonable notification of such matters.  No notification need be given to Pledgor if it has signed after the occurrence and during the continuance of such Event of Default a statement renouncing or modifying any right to notification of sale or other intended disposition.  In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, Agent shall have all the rights and remedies of a secured party under the Uniform Commercial Code or other applicable laws.  Pledgor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which Agent and Lenders are entitled, and the reasonable fees of any attorneys employed by Agent to collect such deficiency.

8. Representations, Warranties and Covenants of Pledgor.  Pledgor represents and warrants that:  (a) it has, and on the date of delivery to Agent of any Collateral will have, good and marketable title to the Collateral and full power, authority and legal right to pledge all of its right, title and interest in and to the Collateral pursuant to this Pledge Agreement; (b) this Pledge Agreement has been duly executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms; (c) no consent of any other party (including, without limitation, creditors of Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by Pledgor in connection with the execution, delivery or performance of this Pledge Agreement; (d) the execution, delivery and performance of this Pledge Agreement will not violate any provision of any applicable law, or of the certificate/articles of incorporation, bylaws, any shareholders' agreement or any securityholders' agreement of Pledgor or Pac-Van or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Pledgor or Pac-Van is a party or which purports to be binding upon Pledgor or Pac-Van or upon any of their respective assets and will not result in the creation or imposition of any Lien on any of the assets of Pledgor except as contemplated by this Pledge Agreement; (e) except as provided by the Securities Act, the rules and regulations promulgated thereunder and state securities laws, there are no restrictions on the transferability of the Collateral to Agent or with respect to the foreclosure and transfer thereof by Agent or, if there are any such restrictions, any and all restrictions on such transferability have been duly waived with respect to this assignment, transfer, pledge, and grant of a security interest to Agent and with respect to the foreclosure and transfer thereof by Agent; and (f) the pledge, assignment and delivery of such Collateral pursuant to this Pledge Agreement will create a valid first Lien on all right, title and interest of Pledgor in or to such Collateral subject only to Permitted Encumbrances, and the proceeds thereof, subject to no prior Lien or to any agreement purporting to grant to any third party a Lien in the property or assets of Pledgor which would include the Collateral.  The Collateral is fully paid and nonassessable.  Pledgor covenants and agrees that it will defend Agent's right, title and Lien on the Collateral and the proceeds thereof against the claims and demands of all Persons whomsoever; and covenants and agrees that it will have like title to and the right to pledge any other property at any time hereafter pledged to Agent as Collateral hereunder and will defend Agent's right thereto and Lien thereon.

9. No Disposition, Etc.  Pledgor agrees that it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any Lien with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the Lien provided for by this Pledge Agreement or otherwise permitted by the Credit Agreement.

10. Sale of Collateral.  (a) Pledgor recognizes that Agent may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner.  Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if Pledgor would agree to do so.

(b)           Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sale of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws of any Governmental Body having jurisdiction over any such sale or sales, all at Pledgor's expense.  Pledgor further agrees that a breach of any of the covenants contained in this paragraph 10 will cause irreparable injury to Agent and Lenders, that Agent and Lenders have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this paragraph shall be specifically enforceable against Pledgor and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

11. Waivers by Pledgor; Subrogation.

(a) Pledgor (i) waives presentment, demand, notice and protest with respect to the Collateral; (ii) waives any delay on the part of Agent without notice to or consent from Pledgor; (iii) waives the right to notice and/or hearing prior to Agent's exercising of Agent's rights and remedies hereunder upon the occurrence and during the continuance of an event which would constitute a default hereunder or an Event of Default under the Credit Agreement; (iv) waives any right to require Agent to marshal the Collateral with other collateral which secures Pledgor's obligations and any similar right to which Pledgor is or may become entitled; (v) shall, when the Obligations are paid and satisfied in full and the Credit Agreement has been terminated, be subrogated to the rights of Agent and Lenders with respect to the value of any payments or distributions in cash, property or other assets that Pledgor pays over to Agent or Lenders hereunder; and (vi) waives any right of subrogation, reimbursement, contribution and any similar rights against Pac-Van until the Obligations are paid and satisfied in full and the Credit Agreement has been terminated.

(b) Agent shall have no duty as to the collection or protection of the Collateral or any income or distribution thereon, beyond the safe custody of such of the Collateral as may come into the possession of Agent and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto.  Agent's rights and remedies may be exercised without resort or regard to any other source of satisfaction of the Obligations.  In no event shall Agent have any liability to Pledgor or otherwise hereunder except for liability arising out of the gross negligence, bad faith or willful misconduct of Agent.

12. Further Assurances.  Pledgor agrees that at any time and from time to time upon the written request of Agent, Pledgor will execute and deliver such further documents and do such further acts and things as Agent may request in order to effect the purposes of this Pledge Agreement.

13. Severability.  Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. No Waiver; Cumulative Remedies.  Agent shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by Agent, and then only to the extent therein set forth.  A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have on any future occasion.  No failure to exercise or any delay in exercising on the part of Agent, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

15. Binding Effect.  This Pledge Agreement and all obligations of Pledgor hereunder shall be binding upon the successors and assigns of Pledgor, and shall, together with the rights and remedies of Agent hereunder, inure to the benefit of Agent (for its benefit and for the benefit of Lenders) and its respective successors and permitted assigns.  This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applied to contracts to be performed wholly within the State of New York.  The undersigned hereby agrees that any judicial proceeding by Pledgor against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Pledge Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.

16. PLEDGOR AND AGENT, RESPECTIVELY, TO THE EXTENT ENTITLED THERETO, WAIVE ANY PRESENT OR FUTURE RIGHT TO A TRIAL BY JURY OF ANY CASE OR CONTROVERSY IN WHICH THEY ARE OR BECOME A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THEM OR IN WHICH THEY ARE JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN PAC-VAN, PLEDGOR AND/OR AGENT.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, Pledgor has caused this Pledge Agreement to be duly executed and delivered on the day and year first written above.

WITNESS:	GFN North America Corp. By: /s/ Christopher A. Wilson Name: Christopher A. Wilson Title: Secretary

ACKNOWLEDGMENT

STATE/COMMONWEALTH OF _________________                                                                                                )

)           SS:

COUNTY OF _________________                                                                                     )

On this, the _____ day of July, 2010, before me, a Notary Public, the undersigned officer, personally appeared _____________________, who acknowledged himself/herself to be the ___________________ of GFN North America Corp., a Delaware corporation (the "Company"), and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the Company as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

______________________________
Notary Public

My Commission Expires:

EXHIBIT A

PLEDGOR'S STOCK

Pledgor	Issuer	Pledged Equity Description	Percentage of Interests in Issuer	Certificate Number
GFN North America Corp., a Delaware corporation	Pac-Van, Inc., an Indiana corporation	Class A Common Stock	100%	107

TRANSFER POWER

FOR VALUE RECEIVED, GFN North America Corp., a Delaware corporation ("Company"), hereby sells, assigns and transfers unto ________________________________, ___ shares of stock of Pac-Van, Inc., an Indiana corporation, standing in the name of Company on the books of said corporation and represented by Share Certificate No. __ and does hereby irrevocably constitute and appoint _________________________________ as its attorney-in-fact, to transfer said shares on the books of said corporation with full power of substitution in the premises.

Dated: _______________ ___, ______	GFN North America Corp. By: Name: Title: